Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of MEDIROM Healthcare Technologies Inc. on Form F-1 of our report dated May 17, 2021 with respect to our audits of the consolidated financial statements of MEDIROM Healthcare Technologies Inc. as of, and for the years ended, December 31, 2020 and 2019, which includes an emphasis of matter paragraph as to significant uncertainty related to the future outcome from the outbreak associated with the COVID-19 pandemic, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such prospectus.

Our report refers to the adoption of new method of accounting for revenues and certain contract costs as of January 1, 2020.

/s/ BAKER TILLY US, LLP
Irvine, California

February 16, 2022

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